UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 5, 2016

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DD’s Deluxe Rod Holder, Inc.

(Name of Small Business issuer in its charter)

Nevada	000-52711	61-1748028
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Unit 171-2A-15 Worobetz Place

Saskatoon, SK S7L6R4

(Address of principal executive offices)

306-716-5372

(Registrant’s telephone number)

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Section 5- Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 05, 2016, the Board of Directors (the “Board”) of DD’s Deluxe Rod Holder, Inc. (“Deluxe” or the “Company”) amended Exhibit A to its Bylaws to correct a scrivener’s error related to the number of members of the Board set forth in Exhibit A.  Exhibit A to the Bylaws of the Company has been amended to provide that there shall be not less than one (1) and not more than five (5) members of the Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Section 9 – Exhibits and Financial Statements

Item 9.01 Exhibits and Financial Statements

Attached hereto as Exhibit 3 is the Amended Exhibit A to the Company’s Bylaws.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DD’s Deluxe Rod Holder, Inc.

/s/ Desmond Deschmbeault

Desmond Deschambeault

President and Secretary

May 05, 2016